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                                                                    EXHIBIT 3.10

                           AMENDED AND RESTATED BYLAWS

                          CENTERGISTIC SOLUTIONS, INC.
                           (A CALIFORNIA CORPORATION)

                                    ARTICLE I

                                     Offices

         SECTION 1.01 Principal Executive Office. The principal executive office of the corporation is hereby fixed and located at such place within or without the State of California as shall be fixed from time to time by the Board of Directors. The Board of Directors is hereby granted full power and authority to change said principal executive office from one location to another. If the principal executive office is located outside California, and the corporation has one or more business offices in California, the Board of Directors shall fix and designate a principal business office in the State of California.

         SECTION 1.02 Other Offices. Other business offices may at any time be established by the Board of Directors at any place or places where the corporation is qualified to do business.

                                   ARTICLE II

                            Meetings of Shareholders

         SECTION 2.01 Place of Meetings. All meetings of shareholders shall be held at the principal executive office of the corporation, or at any other place within or without the State of California which may be designated either by the Board of Directors or by the written consent of all persons entitled to vote thereat and not present at the meeting, given either before or after the meeting and filed with the Secretary of the corporation.

         SECTION 2.02 Annual Meetings. The annual meetings of shareholders shall be held each year, on such date and at such time as may be fixed by the Board of Directors. At such meetings, Directors shall be elected, reports of the affairs of the corporation shall be considered, and any other business may be transacted which is within the powers of the shareholders.

         Written notice of each annual meeting shall be given to each shareholder entitled to vote, either personally or by mail or other means of written communication, charges prepaid, addressed to such shareholder at his address appearing on the books of the corporation or given by him to the corporation for the purpose of notice. If any notice or report addressed to the shareholder at the address of such shareholder appearing on the books of the corporation is returned to the corporation by the United States Postal Service marked to indicate that the United States Postal Service is unable to deliver the notice or report to the shareholder at such address, all future notices or reports shall be deemed to have been duly given without further mailing if the same shall be available for the shareholder upon written demand of the shareholder at The

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principal executive office of the corporation for a period of one year from the date of the giving of the notice or report to all other shareholders. If a shareholder gives no address, notice shall be deemed to have been given if sent by mail or telegraphic or other means of written communication addressed to the place where the principal executive office of the corporation is situated, or if published at least once in some newspaper of general circulation in the county in which said principal executive office is located. All such notices shall be given to each shareholder entitled thereto not less than ten (or, if the corporation may under applicable statute or rule send such notice by third-class mail, 30) days nor more than 60 days before each annual meeting. Any such notice shall be deemed to have been given at the time when delivered personally, or deposited in the mail or sent by telegram or other means of written communication. An affidavit of mailing of any such notice in accordance with the foregoing provisions, executed by the Secretary, Assistant Secretary, or any transfer agent of the corporation shall be prima facie evidence of the giving of the notice.

Such notices shall specify:

(a)      the place, the date, and the hour of such meeting;

(b) those matters which the Board, at the time of the mailing of the notice, intends to present for action by the shareholders;

(c) if Directors are to be elected, the names of nominees intended at the time of the notice to be presented by management for election,

(d) the general nature of a proposal, if any, to take action with respect to approval of (I) a contract or other transaction with an interested Director,
(ii) an amendment of the articles of incorporation, (iii) a reorganization of the corporation as defined in Section 181 of the California General Corporation Law, (iv) a voluntary dissolution of the corporation, or (v) a distribution in dissolution other than in accordance with the rights of outstanding preferred shares, if any; and,

(e)      such other matters, if any, as may be expressly required by statute.

         SECTION 2.03 Special Meetings. Special meetings of the shareholders, for the purpose of taking any action permitted by the shareholders under the California General Corporation Law and the articles of incorporation of the corporation, may be called at any time by the Chairman of the Board or the President, or by the Board of Directors, or by one or more shareholders holding not less than ten percent of the votes at the meeting. Upon request in writing that a special meeting of shareholders be called for any proper purpose, directed to the Chairman of the Board, President, Vice President or Secretary by any person (other than the Board of Directors) entitled to call a special meeting of shareholders, the officer forthwith shall cause notice to be given to shareholders entitled to vote that a meeting will be held at a time requested by the person or persons calling the meeting, not less than 35 nor more than 60 days after receipt of the request. Except in special cases where other express provision is made by statute, notice of such special meetings shall be given in the same manner as for annual meetings of shareholders. In addition, to the extent applicable, the contents of the notice shall be in

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accordance with the provisions of Section 2.02 of this Article (i.e., items (a)
through (e), inclusive).

         SECTION 2.04 Quorum. The presence in person or by proxy of the persons entitled to vote a majority of the voting shares at any meeting shall constitute a quorum for the transaction of business. The shareholders present at a duly called or held meeting at which a quorum is present may continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum, if any action taken (other than adjournment) is approved by at least a majority of the shares required to constitute a quorum.

         SECTION 2.05 Adjourned Meeting and Notice Thereof. Any shareholders' meeting, annual or special, whether or not a quorum is present, may be adjourned from time to time by the vote of a majority of the shares, the holders of which are either present in person or represented by proxy thereat, but in the absence of a quorum no other business may be transacted at such meeting, except as provided, in Section 2.04 of this Article. When any shareholders meeting, either annual or special, is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken, unless after the adjournment a new record date is fixed for the adjourned meeting or unless the adjournment is for more than 45 days from the date set for the original meeting, in which case the Board of Directors shall set a new record date. Notice of any such adjourned meeting shall be given to each shareholder of record entitled to vote at the adjourned meeting in accordance with the provisions of Section 2.02 of this Article. At any adjourned meeting the corporation may transact any business which might have been transacted at the original meeting.

         SECTION 2.06 Voting. Unless a record date for voting purposes be fixed as provided in Section 6.01 of Article VI of these Bylaws then, subject to the provisions of Sections 702 to 704, inclusive, of the California General Corporation Law (relating to voting of shares held by a fiduciary, in the name of a corporation, or in joint ownership), only persons in whose names shares entitled to vote stand on the stock records of the corporation at the close of business on the business day next preceding the day on which notice of the meeting is given or if such notice is waived, at the close of business on the business day next preceding the day on which the meeting of shareholders is held, shall be entitled to vote at such meeting, and such day shall be the record date for such meeting. Such vote may be viva voce or by ballot; provided, however, that all elections for Directors must be by ballot upon demand made by a shareholder at any election and before the voting begins. On any matter other than election of Directors, any shareholder may vote part of his shares in favor of the proposal and refrain from voting the remaining shares or vote them against the proposal, but, if the shareholder fails to specify the number of shares which the shareholder is voting affirmatively, it will be conclusively presumed that the shareholder's approving vote is with respect to all shares such shareholder is entitled to vote. If a quorum is present, except with respect to election of Directors, the affirmative vote of the majority of the shares represented at the meeting and entitled to vote on any matter shall be the act of the shareholders, unless the vote of a greater number or voting by classes is required by the California General Corporation Law or the articles of incorporation. Subject to the requirements of the next sentence, every shareholder entitled to vote at any election for Directors shall have the right to cumulate his votes and give one candidate a number of votes equal to the

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number of Directors to be elected multiplied by the number of votes to which his shares are entitled, or to distribute his votes on the same principle among as many candidates as he shall think fit. No shareholder shall be entitled to cumulate votes unless the name of the candidate or candidates for whom such votes would be cast has been placed in nomination prior to the voting and any shareholder has given notice at the meeting prior to the voting of such shareholder's intention to cumulate his votes. The candidates receiving the highest number of votes of shares entitled to be voted for them, up to the number of Directors to be elected, shall be elected.

         SECTION 2.07 Validation of Defectively Called or Noticed Meetings. The transactions of any meeting of shareholders, either annual or special, however called and noticed, and wherever held, shall be as valid as though had at a meeting duly held after regular call and notice, if a quorum be present either in person or by proxy, and if, either before or after the meeting, each of the persons entitled to vote, not present in person or by proxy, or who though present, has, at the beginning of the meeting, properly objected to the transaction of any business because the meeting was not lawfully called or convened, or to particular matters of business legally required to be included in the notice, but not so included, signs a written waiver of notice, or a consent to the holding of such meeting, or an approval of the minutes thereof. All such waivers, consents or approvals shall be filed with the corporate records or made a part of the minutes of the meeting. Neither the business to be transacted at nor the purpose of any regular or special meeting of shareholders need be specified in the written waiver of notice, consent to the holding of the meeting, or approval of the Minutes thereof, unless otherwise provided in the articles of incorporation, these Bylaws, or by statute.

         SECTION 2.08 Action Without Meetings. Directors may be elected without a meeting by a consent in writing, setting forth the action so taken, signed by all of the persons who would be entitled to vote for the election of Directors, provided that, without notice except as hereinafter set forth, a Director may be elected at any time to fill a vacancy not filled by the Board of Directors by the written consent of persons holding a majority of the outstanding shares entitled to vote for the election of Directors. Any other action which, under any provision of the California General Corporation Law, may be taken at a meeting of the shareholders, may be taken without a meeting, and without notice except as hereinafter set forth, if a consent in writing, setting forth the action so taken, is signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

         Unless the consents of all shareholders entitled to vote have been solicited in writing:

(a) Notice of any proposed shareholder approval of, (i) a contract or other transaction with an interested Director, (ii) indemnification of an agent of the corporation as authorized by Article V of these Bylaws, (iii) a reorganization of the corporation as defined in Section 181 of the California General Corporation Law, or (iv) a distribution in dissolution other than in accordance with the rights of outstanding preferred shares, if any, without a meeting by less than unanimous written consent, shall be given at least ten days before the consummation of the action authorized by such approval; and

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(b)      Prompt notice shall be given of the taking of any other corporate action approved by shareholders without a meeting by less than unanimous written consent, to those shareholders entitled to vote who have not consented in writing. Such notice shall be given in the manner and shall be deemed to have been given as provided in Section 2.02 of Article II of these Bylaws.

Unless, as provided in Section 6.01 of Article VI of these Bylaws, the Board of Directors has fixed a record date for the determination of shareholders entitled to give such written consent, the record date for such determination shall be the day on which the first written consent is given, when no prior action by the Board of Directors has been taken. In all other cases in which the Board of Directors has not fixed a record date for the determination of shareholders entitled to give such written consent as provided in Section 6.01 of Article VI of these Bylaws, the record date shall be determined as set forth in such
Section 6.01.

Any shareholder giving a written consent, or the shareholder's proxyholders, or a transferee of the shares or a personal representative of the shareholder or their respective proxyholders, may revoke the consent by a writing received by the corporation prior to the time that written consents of the number of shares required to authorize the proposed action have been filed with the Secretary of the corporation, but may not do so thereafter. Such revocation is effective upon its receipt by the Secretary of the corporation. All written consents referred to in this Section 2.08 shall be filed with the Secretary of the corporation and shall be maintained in the corporate records.

         SECTION 2.09 Proxies. Every person entitled to vote or execute consents shall have the right to do so either in person or by one or more agents authorized by a written proxy executed by such person or his duly authorized agent and filed with the Secretary of the corporation. Any proxy duly executed is not revoked and continues in full force and effect until (i) an instrument revoking it or a duly executed proxy bearing a later date is filed with the Secretary of the corporation prior to the vote pursuant thereto, (ii) the person executing the proxy attends the meeting and votes in person or (iii) written notice of the death or incapacity of the maker of such proxy is received by the corporation before the vote pursuant thereto is counted; provided that no such proxy shall be valid after the expiration of 11 months from the date of its execution, unless the person executing it specifies therein the length of time for which such proxy is to continue in force.

         SECTION 2.10 Inspectors of Election. In advance of any meeting of shareholders, the Board of Directors may appoint any persons other than nominees for office as inspectors of election to act at such meeting or any adjournment thereof. If inspectors of election be not so appointed, the Chairman of any such meeting may, and on the request of any shareholder or his proxy shall, make such appointment at the meeting. The number of inspectors shall be either one or three. If appointed at a meeting on the request of one or more shareholders or proxies, the majority of shares represented in person or by proxy shall determine whether one or three inspectors is to be appointed. In case any person appointed as inspector fails to appear or fails or refuses to act, the vacancy may, and on the request of any shareholder or a shareholder's proxy shall, be filled by appointment by the Board of Directors in advance of the meeting, or at the meeting by the Chairman of the meeting.

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The duties of such inspectors shall be as prescribed in Section 707 of the
California General Corporation Law and shall include: (i) determining the number of shares outstanding and the voting power of each; (ii) the shares represented at the meeting; (iii) the existence of a quorum; (iv) the authenticity, validity and effect of proxies; (v) receiving votes, ballots or consents; (vi) hearing and determining all challenges and questions in any way arising in connection with the right to vote; (vii) counting and tabulating all votes or consents;
(viii) determining when the polls shall close; (ix) determining the results and
(x) such acts as may be proper to conduct the election or vote with fairness to all shareholders. In the determination of the validity and effect of proxies the dates contained on the forms of proxy shall presumptively determine the order of execution of the proxies, regardless of the postmark dates on the envelopes in which they are mailed.

The inspectors of election shall perform their duties impartially, in good faith, to the best of their ability and as expeditiously as is practical. If there are three inspectors of election, the decision, act or certificate of a majority is effective in all respects as the decision, act or certificate of all. Any report or certificate made by the inspectors of election is primafacie evidence of the facts stated therein.

                                   ARTICLE III

                                    Directors

         SECTION 3.01 Powers. All corporate powers of the corporation shall be exercised by, or under authority of, and the business and affairs of the corporation shall be controlled by, the Board of Directors, subject, however, to such limitations as are imposed by law, the articles of incorporation, these bylaws, or as to actions to be authorized or approved by the shareholders. The Board of Directors may, by contract or otherwise, give general, limited, or special power and authority to the officers and employees of the corporation to transact the general business, or any special business, of the corporation, and may give powers of attorney to agents of the corporation to transact any special business requiring such authorization.

         SECTION 3.02 Number and Qualification of Directors. The authorized number of Directors shall be five until changed by a duly adopted amendment to the articles of incorporation or by an amendment to this Section 3.02 duly adopted by a vote or written consent of holders of a majority of the outstanding shares entitled to vote. Notwithstanding the preceding, any amendment to this
Section 3.02 or to the articles of incorporation which would reduce the fixed number of Directors to a number less than five, cannot be adopted if the votes cast against its adoption at a meeting, or the shares not consenting in the case of action by written consent, are equal to more than 16 2/3 percent of the outstanding shares entitled to vote.

Any person who is not qualified to serve on the corporation's Board of Directors may not be nominated for election to the Board of Directors and any votes cast in favor of the election of such a person shall be disregarded. In addition to any other restriction arising by law or otherwise, no person is qualified to serve on the corporation's Board of Directors if:

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(a)      He or she has a material interest in the affairs of any business which is engaged in any line of business that is substantially competitive with any line of business engaged in by the corporation (a "Competitor");

(b) He or she serves as a member of the board of directors of any Competitor; is an executive officer, senior manager or business or financial consultant of any Competitor; is a principal of any Competitor; or is otherwise affiliated with any Competitor in any similar capacity;

(c) He or she has a material interest which significantly conflicts with the best interests of the corporation or its shareholders;

(d) There is a substantial likelihood that he or she has a material interest which may significantly conflict with the best interests of the corporation or its shareholders; or

(e) Such person's exposure to the corporation's, a Competitor's or any other party's trade secrets, strategies or confidential information may lead to litigation, may result in a significant conflict of interest or would not otherwise be in the best interests of the corporation or its shareholders.

         For purposes of this Section 3.02, a person is subject to the foregoing subparagraphs (a), (b), (c), (d) and (e) if such person falls within the relevant description within two years preceding the election in question.

         Additionally, a person is not qualified to serve on the corporation's Board of Directors if such person is likely to be subject to the control of, or is related to, or is otherwise likely to be the alter ego of a person who is not qualified to serve on the corporation's Board of Directors.

The President of the corporation or any executive officer or member of the Board of Directors presiding over any meeting at which directors are nominated or elected may determine whether any person is qualified to serve on the Board of Directors. If there is any challenge to any determination so made regarding a person's qualifications to serve on the corporation's Board of Directors, the determination made by a majority of the members of the Board of Directors then in office through the exercise of its business judgment will be final and binding.

         SECTION 3.03 Election and Term of Office. The Directors shall be elected at each annual meeting of shareholders but, if any such annual meeting is not held or the Directors are not elected thereat, the Directors may be elected at any special meeting of shareholders held for that purpose. All Directors shall hold office until the next annual shareholders meeting and until their respective successors are elected and qualified, subject to the California General Corporation Law and the provisions of these Bylaws with respect to vacancies on the Board.

         SECTION 3.04 Vacancies. A vacancy in the Board of Directors shall be deemed to exist in case of the death, resignation, disqualification or removal of any Director; if a Director has been declared of unsound mind by order of court or convicted of a felony; if the authorized number of Directors be increased; or if the shareholders fail, at any annual or special meeting of

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shareholders at which any Director or Directors are elected, to elect the full authorized number of Directors to be voted for at that meeting.

Vacancies in the Board of Directors, except for a vacancy created by the removal of a Director, may be filled by a majority of the remaining Directors, though less than a quorum, or by a sole remaining Director, and each Director so elected shall hold office until his successor is elected at an annual or a special meeting of the shareholders. A vacancy in the Board of Directors created by the removal of a Director may only be filled by the vote of a majority of the shares entitled to vote represented at a duly held meeting at which a quorum is present, or by the written consent of the holders of a majority of the outstanding shares.

The shareholders may elect a Director or Directors at any time to fill any vacancy or vacancies not filled by the remaining Directors. Any such election by written consent shall require the consent of holders of a majority of the outstanding shares entitled to vote.

No reduction of the authorized number of Directors shall have the effect of removing any Director prior to the expiration of his term of office.

         SECTION 3.05 Place of Meeting. Regular meetings of the Board of Directors shall be held at any place within or without the State which has been designated from time to time by resolution of the Board or by written consent of all members of the Board. In the absence of such designation regular meetings shall be held at the principal executive office of the corporation. Special meetings of the Board may be held either at a place so designated or at the principal executive office. Any meeting, regular or special, may be held by conference telephone or similar communications equipment, as long as all Directors participating in the meeting can hear one another, and all such Directors shall be deemed to be present in person at the meeting.

         SECTION 3.06 Organization Meeting. The Board of Directors shall annually hold a regular meeting on such date and at such time as shall be fixed by the Board of Directors, for the purpose of organization, election of officers, and the transaction of other business.

         SECTION 3.07 Other Regular Meetings. Other regular meetings of the Board of Directors and provision for notice thereof may be provided for by amendment of these Bylaws pursuant to Article VII below.

         SECTION 3.08 Special Meetings. Special meetings of the Board of Directors for any purpose or purposes may be called at any time by the Chairman of the Board, the President, any Vice President, the Secretary or by any two Directors.

Written notice of the time and place of special meetings shall be delivered personally to each Director or communicated to each Director by telephone, or by telegraph or mail, charges prepaid, addressed to him at his address as it is shown upon the records of the corporation or, if it is not so shown on such records or is not readily ascertainable, at the place at which the meetings of the Directors are regularly held. In case such notice is mailed, it shall be deposited in the United States mail in the place in which the principal executive office of the corporation is located at least four days before the time of the holding of the meeting. In case the notice is

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delivered personally, or by telephone or telegram, it shall be delivered personally or by telephone or to the telegraph company, at least 48 hours before the time of the holding of the meeting.

Any notice shall state the date, place, and hour of the meeting. However, the notice need not specify the purpose of the meeting.

         SECTION 3.09 Action Without Meeting. Any action by the Board of Directors may be taken without a meeting if all members of the Board shall individually or collectively consent in writing to such action. Such written consent or consents shall be filed with the minutes of the proceedings of the Board and shall have the same force and effect as a unanimous vote of such Directors.

         SECTION 3.10 Action at a Meeting: Quorum and Required Vote. Presence of a majority of the authorized number of Directors at a meeting of the Board of Directors constitutes a quorum for the transaction of business, except as hereinafter provided. Members of the Board may participate in a meeting through use of conference telephone or similar communications equipment, so long as all members participating in such meeting can hear one another. Participation in a meeting as permitted in the preceding sentence constitutes presence in person at such meeting. Every act or decision done or made by a majority of the Directors present at a meeting duly held at which a quorum is present shall be regarded as the act of the Board of Directors, unless a greater number, or the same number after disqualifying one or more Directors from voting, is required by law, by the articles of incorporation or by these Bylaws. A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of a Director, provided that any action taken is approved by at least a majority of the required quorum for such meeting.

         SECTION 3.11 Validation of Defectively Called or Noticed Meetings. The transactions of any meeting of the Board of Directors, however called and noticed or wherever held, shall be as valid as though had at a meeting duly held after regular call and notice, if a quorum is present and if, either before or after the meeting, each of the Directors not present or who, though present, has prior to the meeting or at its commencement, protested the lack of proper notice to him, signs a written waiver of notice or a consent to holding such meeting or an approval of the minutes thereof. All such waivers, consents or approvals shall be filed with the corporate records or made a part of the minutes of the meeting, The waiver of notice or consent need not specify the purpose of the meeting.

         SECTION 3.12 Adjournment. A majority of the Directors present, whether or not a quorum is present, may adjourn any meeting to another time and place.

         SECTION 3.13 Notice of Adjournment. If the meeting is adjourned for more than 24 hours, notice of any adjournment to another time or place shall be given prior to the time of the adjourned meeting to the Directors who were not present at the time of adjournment. Otherwise, notice of the time and place of holding an adjourned meeting need not be given to absent Directors if the time and place be fixed at the meeting adjourned.

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         SECTION 3.14 Committees. The Board may, by resolution adopted by a majority of the authorized number of Directors, designate one or more committees consisting of two or more Directors who will serve at the pleasure of the Board. Each committee shall have all the authority of the Board, except as expressly limited by Section 311 of the California General Corporation Law and by the resolution of the Board designating the committee. The presence of a majority of the designated members of any such committee shall constitute a quorum for the transaction of business at a meeting of the committee.

         SECTION 3.15 Fees and Compensation. Directors and members of committees may receive such compensation, if any, for their services, and such reimbursement for expenses, as may be fixed or determined by resolution of the Board. Nothing in this Section 3.15 shall be construed to preclude any Director from serving the corporation in any other capacity and receiving compensation in consideration of such Director's serving the corporation in such other capacity.

         SECTION 3.16 Advisory Directors. The Board of Directors from time to time may elect one or more persons to be Advisory Directors who shall not by such appointment be members of the Board of Directors. Advisory Directors shall be available from time to time to perform special assignments specified by the President of the corporation, to attend meetings of the Board of Directors upon invitation, and to furnish consultation to the Board of Directors. The period during which the title shall be held may be prescribed by the Board of Directors. If, however, no period is prescribed by the Board of Directors, the title shall be held at the pleasure of the Board of Directors.

         SECTION 3.17 Resignations. Any Director may resign effective upon giving written notice to the Chairman of the Board, the President, the Secretary or the Board of Directors of the corporation. If, however, the notice specifies a later time for the effectiveness of such resignation, a successor may be elected before the effectiveness of such resignation to take office when the resignation becomes effective.

                                   ARTICLE IV

                                    Officers

         SECTION 4.01 Officers. The officers of the corporation shall be a President, a Secretary and a Chief Financial Officer. The corporation may also have, at the discretion of the Board of Directors, a Chairman of the Board, one or more Vice Presidents, one or more Assistant Secretaries, and such other officers as may be appointed in accordance with the provisions of Section 4.02 of this Article with such titles and duties as shall be determined by the Board.

         SECTION 4.02 Election. The officers of the corporation, except such officers as may be appointed in accordance with the provisions of Section 4.03 or Section 4.05 of this Article, shall be chosen annually by the Board of Directors, and each shall hold his office until he shall resign or shall be removed or otherwise disqualified to serve, or his successor shall be elected and qualified.

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         SECTION 4.03 Subordinate Officers, Etc. The Board of Directors may
appoint, and may empower the President to appoint, such other officers as the business of the corporation may require, each of whom shall hold office for such period, have such authority, and perform such duties as are provided in these Bylaws or as the Board of Directors may from time to time determine.

         SECTION 4.04 Removal and Resignation. Any officer may be removed, either with or without cause, by the Board of Directors at any regular or special meeting thereof, or, except in case of an officer chosen by the Board of Directors, by any officer upon whom such power of removal may be conferred by the Board of Directors (subject, in each case, to the rights, if any, of an officer under any contract of employment).

         Any officer may resign at any time by giving written notice to the Board of Directors or to the President, or to the Secretary of the corporation, without prejudice, however, to the rights, if any, of the corporation under any contract to which such officer is a party. Any such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

         SECTION 4.05 Vacancies. A vacancy in any office because of death, resignation, removal, disqualification or any other cause shall be filled in the manner prescribed in these Bylaws for regular appointments to such office.

         SECTION 4.06 Chairman of the Board. The Chairman of the Board, if there shall be such an officer, shall, if present, preside at all meetings of the Board of Directors and exercise and perform such other powers and duties as may be from time to time assigned to him by the Board of Directors or prescribed by these Bylaws.

         SECTION 4.07 President. Subject to such supervisory powers, if any, as may be given by the Board of Directors to the Chairman of the Board, if there be such an officer, the President shall be the general manager and chief executive officer of the corporation and shall, subject to the control of the Board of Directors, have general super-vision, direction and control of the business and officers of the corporation. He shall preside at all meetings of the shareholders and, in the absence of the Chairman of the Board, or if there be none, and he is also a Director, at all meetings of the Board of Directors. He shall be ex officio a member of all the standing committees, including the executive committee, if any, and shall have the general powers and duties of management usually vested in the office of the President of a corporation, and shall have such powers and duties as may be prescribed by the Board of Directors or these Bylaws.

         SECTION 4.08 Vice President. In the absence or disability of the President, the Vice Presidents in order of their rank as fixed by the Board of Directors or, if not ranked, the Vice President designated by the Board of Directors, shall perform all the duties of the President, and when so acting shall have all the powers of, and be subject to all the restrictions upon, the President. The Vice Presidents shall have such other powers and perform such other duties as

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

from time to time may be prescribed for them respectively by the Board of Directors or these Bylaws.

         SECTION 4.09 Secretary. The Secretary shall record or cause to be recorded, and shall keep or cause to be kept, at the principal executive office and such other place as the Board of Directors may order, a book of minutes of actions taken at all meetings of Directors and shareholders, with the time and place of holding, whether regular or special, and, if special, how authorized, the notice thereof given, the names of those present at Directors' meetings, the number of shares present or represented at shareholders' meetings, and the proceedings thereof.

         The Secretary shall keep, or cause to be kept, at the principal executive office or at the office of the corporation's transfer agent, a share register, or a duplicate share register, showing the names of the shareholders and their addresses, the number and classes of shares held by each, the number and date of certificates issued for the same, and the number and date of cancellation of every certificate surrendered for cancellation.

The Secretary shall give, or cause to be given, notice of all meetings of the shareholders and of the Board of Directors required by these Bylaws or by law to be given, shall keep the seal of the corporation in safe custody, and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or by these Bylaws.

         SECTION 4.10 Chief Financial Officer. The Chief Financial Officer of the corporation shall keep and maintain, or cause to be kept and maintained, adequate and correct accounts of the properties and business transactions of the corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, surplus and shares. Any surplus, including earned surplus, paid-in surplus and surplus arising from a reduction of stated capital, shall be classified according to source and shown in a separate account.

The Chief Financial Officer shall deposit all moneys and other valuables in the name and to the credit of the corporation with such depositories as may be designated by the Board of Directors. He shall disburse the funds of the corporation as may be ordered by the Board of Directors, shall render to the President and Directors, whenever they request it, an account of all of his transactions as Chief Financial Officer and of the financial condition of the corporation, and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or these Bylaws. The Chief Financial Officer of the corporation is, for purposes of giving any reports or executing any certificates or other documents requiring the signature of the "Treasurer" deemed to be also the Treasurer of the corporation.

                                    ARTICLE V

                     Indemnification Of Directors, Officers,
                           Employees And Other Agents

         SECTION 5.01 Agents, Proceedings and Expenses. For the purposes of this
Article V, "agent" means any person who is or was a Director, officer, employee or other agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise, or was a director, officer, employee or agent of a foreign or domestic corporation which was a predecessor corporation of the corporation or of another enterprise at the request of such predecessor corporation; "proceeding" means any threatened, pending or completed action or proceeding, whether civil, criminal, administrative, or investigative; and "expenses" includes, without limitation, attorneys' fees and any expenses of establishing a right to indemnification under Section 5.04 or Section 5.05(c) of this Article V.

         SECTION 5.02 Actions Other Than by the Corporation. The corporation shall have the power to indemnify any person who was or is a party, or is threatened to be made a party, to any proceeding (other than an action by or in the right of the corporation to procure a judgment in its favor), by reason of the fact that such person is or was an agent of the corporation, against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with such proceeding if such person acted in good faith and in a manner such person reasonably believed to be in the best interests of the corporation and, in the case of a criminal proceeding, had no reasonable cause to believe the conduct of such person was unlawful.

         SECTION 5.03 Action By the Corporation. The corporation shall have the power to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was an agent of the corporation, against expenses actually and reasonably incurred by such person in connection with the defense or settlement of such action if such person acted in good faith, in a manner such person believed to be in the best interests of the corporation and its shareholders.

         Notwithstanding the foregoing, no indemnification shall be made under this Section 5.03 for any of the following:

(a) In respect of any claim, issue or matter to which such person shall have been adjudged to be liable to the corporation in the performance of such person's duty to the corporation and its shareholders, unless and only to the extent that the court in which such proceeding is or was pending shall determine upon application that, in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for expenses and then only to the extent that the court shall determine; or

(b) Amounts paid in settling or otherwise disposing of a pending action without court approval; or,

(c) Expenses incurred in defending a pending action which is settled or otherwise disposed of without court approval.

         SECTION 5.04 Successful Defense by Agent. To the extent that an agent of the corporation has been successful on the merits in defense of any proceeding referred to in Sections

5.02 or 5.03 of this Article V, or in defense of any claim, issue, or matter therein, the agent shall be indemnified against expenses actually and reasonably incurred by the agent in connection therewith.

         SECTION 5.05 Required Approval. Except as provided in Section 5.04 of this Article V, any indemnification under this Article V shall be made by the corporation only if authorized in the specific case, upon a determination that indemnification of the agent is proper in the circumstances because the agent has met the applicable standard of conduct set forth in Sections 5.02 or 5.03 of this Article V, by any of the following:

(a) A majority vote of a quorum consisting of Directors who are not parties to such proceeding; or,

(b) If such a quorum of Directors is not obtainable, by independent legal counsel in a written opinion; or,

(c) Approval of the shareholders, with the shares owned by the person to be indemnified not being entitled to vote thereon, at a meeting of shareholders or by written consent without a meeting in accordance with Article II of these Bylaws; or,

(d) The court in which the proceeding is or was pending upon application made by the corporation or the agent or the attorney or other person rendering services in connection with the defense, whether or not such application by the agent, attorney or other person is opposed by the corporation.

         SECTION 5.06 Advance of Expenses. Expenses incurred in defending any proceeding may be advanced by the corporation prior to the final disposition of such proceeding upon receipt of an undertaking by or on behalf of the agent to repay the amount of the advance if it shall be determined ultimately that the agent is not entitled to be indemnified as authorized in this Article V.

         SECTION 5.07 Other Rights Authorized. The indemnification provided by this Article V shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of shareholders or vote of disinterested Directors or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office, to the extent such additional rights to indemnification are authorized in the articles of incorporation of the corporation. Nothing contained in this
Article V shall affect any right to indemnification to which persons other than directors and officers of the corporation or any subsidiary hereof may be entitled by contract or otherwise.

         SECTION 5.08 Limitations. No indemnification or advance shall be made under this Article V, except as provided in Section 5.04 or Section 5.05(d), in any circumstance where it appears:

(a) That it would be inconsistent with a provision of the articles of incorporation, these Bylaws, a resolution of the shareholders, or any agreement in effect at the time of the accrual of the alleged cause of action asserted in the proceeding in which the expenses were incurred or other amounts were paid, which prohibits or otherwise limits indemnification; or,

(b) That it would be inconsistent with any condition expressly imposed by a court in approving a settlement.

         SECTION 5.09 Insurance. The corporation shall have power to purchase and maintain insurance on behalf of any agent of the corporation against any liability asserted against or incurred by the agent in such capacity or arising out of the agents status as such, whether or not the corporation would have the power to indemnify the agent against that liability under the provisions of this
Article V.

         SECTION 5.10 Fiduciaries of Corporate Employee Benefit Plan. This
Article V does not apply to any proceeding against any trustee, investment manager or other fiduciary of an employee benefit plan in that person's capacity as such, even though such person may also be an agent of the corporation as defined in Section 5.01 of this Article V. Nothing contained in this Article V shall limit any right to indemnification to which such a trustee, investment manager or other fiduciary may be entitled by contract or otherwise, which shall be enforceable to the extent permitted by applicable law.

         SECTION 5.11 Right to Indemnity Continues. The rights to indemnify provided for in this Article V shall continue as to any person who has ceased to be a Director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person.

         SECTION 5.12 Retroactive Amendment. The corporation shall not retroactively repeal or amend this Article V or any provision hereof, or any other provision of these Bylaws relating to indemnification, in a way which adversely affects any right or protection under this Article V to which an agent is entitled at the time of such repeal or amendment.

                                   ARTICLE VI

                                  Miscellaneous

         SECTION 6.01 Record Date. The Board of Directors may fix, in advance, a record date for the determination of the shareholders entitled to notice of and to vote at any meeting of shareholders or entitled to give consent to corporate action in writing without a meeting, to receive any report, to receive any dividend or distribution, or any allotment of rights, or to exercise rights in respect to any change, conversion, or exchange of shares. The record date so fixed shall be not more than 60 days nor less than 10 days prior to the date of any meeting, nor more than 60 days prior to any other event for the purposes for which it is fixed. When a record date is so fixed, only shareholders of record on that date are entitled to notice of and to vote at any such meeting, to give consent without a meeting, to receive any report, to receive a dividend, distribution, or allotment of rights, or to exercise the rights, as the case may be, notwithstanding any transfer of any shares on the books of the corporation after the record date, except as otherwise provided in the articles of incorporation or Bylaws.

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

If no record date is fixed:

(a) the record date for determining shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the business day next preceding the day on which notice is given or, if notice is waived, at the close of business on the business day next preceding the day on which the meeting is held;

(b) the record date for determining shareholders entitled to give consent to corporate action in writing without a meeting, when no prior action by the Board of Directors has been taken, shall be the day on which the first written consent is given; and

(c) the record date for determining shareholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto, or the 60th day prior to the date of such other action, whichever is later.

         SECTION 6.02 Inspection of Corporate Records. The accounting books and records, the record of shareholders, and minutes of proceedings of the shareholders and the Board and committees of the Board of the corporation and any subsidiary of the corporation shall be open to inspection upon the written demand on the corporation of any shareholder or holder of a voting trust certificate at any reasonable time during usual business hours, for a purpose reasonably related to such holder's interests as a shareholder or as the holder of such voting trust certificate. Such inspection by a shareholder or holder of a voting trust certificate may be made in person or by agent or attorney, and the right of inspection includes the right to copy and make extracts.

A shareholder or shareholders holding at least five percent in the aggregate of the outstanding voting shares of the corporation or who hold at least one percent of such voting shares and have filed a Schedule 14B with the United States Securities and Exchange Commission relating to the election of Directors of the corporation shall have (in person, or by agent or attorney) the right to inspect and copy the record of shareholders' names and addresses and share holdings during usual business hours upon five business days prior written demand upon the corporation and to obtain from the transfer agent for the corporation, upon written demand and upon the tender of its usual charges, a list of the shareholder's names and addresses, who are entitled to vote for the election of Directors, and their shareholdings, as of the most recent record date for which it has been compiled or as of a date specified by the shareholder subsequent to the date of demand. The list shall be made available on or before the later of five business days after the demand is received or the date specified therein as the date as of which the list is to be compiled.

         Every Director shall have the absolute right at any reasonable time to inspect and copy all books, records and documents of every kind and to inspect the physical properties of the corporation and each of its subsidiary corporations. Such inspection by a Director may be made in person or by agent or attorney and the right of inspection includes the right to copy and make extracts.

         SECTION 6.03 Checks, Drafts, Etc. All checks, drafts or other orders for payment of money, notes or other evidences of indebtedness, issued in the name of or payable to the

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

corporation, shall be signed or endorsed by such person or persons and in such manner as, from time to time, shall be determined by resolution of the Board of Directors.

         SECTION 6.04 Annual and Other Reports. The annual report to shareholders referred to in Section 1501 of the California General Corporation Law is expressly waived, but nothing herein shall be interpreted as prohibiting the Board from issuing annual or other periodic reports to shareholders.

         SECTION 6.05 Certificate for Shares. The certificates shall be in such form as shall be provided by the Board. The certificates shall be signed in the name of the corporation by the Chairman or Vice Chairman of the Board or the President or a Vice President and by the Chief Financial Officer or an Assistant Treasurer or the Secretary or any Assistant Secretary, certifying the number of shares and the class or series of shares owned by the shareholder. Any of the signatures on the certificate may be facsimile, provided that in such event at least one signature, including that of either an officer or the corporation's registrar or transfer agent, if any, shall be manually signed. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if such person were an officer, transfer agent or registrar at the date of issue.

Any such certificate shall also contain such legend or other statement as may be required by Section 418 of the California General Corporation Law, the Corporate Securities Law of 1968, as amended, the federal securities laws, or any agreement between the corporation and the issuee of such certificate.

Certificates for shares may be issued prior to full payment under such restrictions and for such purposes as the Board of Directors or the Bylaws may provide; provided, however, that any such certificate so issued prior to full payment shall state on the face thereof the amount remaining unpaid and the terms of payment thereof.

The corporation may adopt, in accordance with Section 416(b) of the California General Corporation Law, a system of issuance, recordation and transfer of its shares by electronic or other means not involving any issuance of certificates.

         No new certificates for shares shall be issued in lieu of an old certificate unless the latter is surrendered and canceled at the same time; provided, however, that a new certificate will be issued without the surrender and cancellation of the old certificate if (1) the old certificate is lost, apparently destroyed or wrongfully taken; (2) the request for the issuance of the new certificate is made within a reasonable time after the owner of the old certificate has notice of its loss, destruction, or theft; (3) the request for the issuance of a new certificate is made prior to the receipt of notice by the corporation that the old certificate has been acquired by a bona fide purchaser;
(4) the owner of the old certificate files a sufficient indemnity bond with or provides other adequate security to the corporation; and (5) the owner satisfies any other reasonable requirements imposed by the corporation. In the event of the issuance of a new certificate, the rights and liabilities of the corporation, and of the holders of old and new certificates, shall be governed by the provisions of Sections 8104 and 8405 of the California Uniform Commercial Code.

         SECTION 6.06 Representation of Shares of Other Corporations. The President or any Vice President and the Secretary or any Assistant Secretary of the corporation are authorized to vote, represent and exercise on behalf of the corporation all rights incident to any and all shares of any other corporation or corporations standing in the name of the corporation. The authority herein granted to said officers to vote or represent on behalf of the corporation any and all shares held by the corporation in any other corporation or corporation may be exercised either by such officers in person or by any other person authorized so to do by proxy or power of attorney duly executed by said officers.

         SECTION 6.07 Inspection of Bylaws. The corporation shall keep in its principal executive office in California, or if its principal executive office is not in California, then at its principal business office in California (or otherwise provide upon written request of any shareholder) the original or a copy of the Bylaws, as amended, or otherwise altered to date, certified by the Secretary, which shall be open to inspection by the shareholders at all reasonable times during office hours. If the principal executive office of the corporation is outside California and the corporation has no principal business office in California, the Secretary shall, upon the written request of any shareholder, furnish to that shareholder a copy of the Bylaws as amended to date.

         SECTION 6.08 Construction and Definitions. Unless the context otherwise requires, the general provisions, rules of construction and definitions contained in the California General Corporation Law shall govern the construction of these Bylaws. Without limiting the generality of the foregoing, the masculine gender includes the feminine and neuter, the singular number includes the plural and the plural number includes the singular, and the term "person" includes a corporation as well as a natural person.

         SECTION 6.09 Severability. Each provision and sentence of these bylaws is intended to be severable, If any provision or sentence of these bylaws is invalid or unenforceable for any reason, such provision or sentence will be stricken from the bylaws to the extent, and only to the extent, that it contains illegal or unenforceable material. Any stricken portion of these bylaws will not effect the validity of the remainder of the bylaws or the section containing the stricken section and, whenever possible, intent will be given to the stricken portion if appropriate to do so.

                                   ARTICLE VII

                                   Amendments

         SECTION 7.01 Power of Shareholders. New Bylaws may be adopted or these Bylaws may be amended or repealed by the affirmative vote or written consent of holders of a majority of the outstanding shares entitled to vote; provided, however, that if the articles of incorporation of the corporation set forth the number of authorized Directors of the corporation, the authorized number of Directors may be changed only by an amendment of the articles of incorporation.

         SECTION 7.02 Power of Directors. Subject to the right of shareholders as provided in Section 7.01 of this Article to adopt, amend or repeal Bylaws, Bylaws, other than a Bylaw or amendment thereof changing the authorized number of Directors, may be adopted, amended or repealed by the Board of Directors.

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